EXHIBIT 4.01

LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT, dated as of June 27, 2007 (this “Agreement”), by and among Aduromed Industries, Inc., a Delaware corporation (the “Company”) and all of the subsidiaries of the Company (such subsidiaries, the “Guarantors”) (the Company and Guarantors are collectively referred to as the “Debtors”) and the holder or holders of the Company’s 12% Secured Promissory Notes due December 27, 2007 in the original aggregate principal amount of $1,275,000 (the “Notes”) that are signatory hereto and their respective endorsees, transferees and assigns (collectively, the “Secured Parties” and each, a “Secured Party”).

WITNESSETH:

WHEREAS, pursuant to this Agreement, the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Notes;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof, the Guarantors have jointly and severally agreed to guaranty and act as surety for payment of such loans; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party, a perfected security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes and the other Debtors’ obligations under the Subsidiary Guarantee.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. All initially capitalized, undefined terms used herein shall have the meanings ascribed to such terms in the Notes, the Warrants and the other agreements entered into in connection therewith.

(a)  “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Secured Party, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Secured Party will be deemed to be an Affiliate of such Purchaser.

(b) “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitations, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)  All contract rights and other general intangibles, including, without limitation, all Intellectual Property, partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill and income tax refunds;

(iii)  All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)  All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

 (viii) All supporting obligations; and

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that, to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(c)  “Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(d) “Company Counsel” means Macpherson Counsel LLP, with offices located at 444 Madison Avenue, New York, New York 10022.

(e)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) “FWS” means Feldman Weinstein & Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

(g) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(h) “Majority in Interest” shall mean, at any time of determination, the majority in interest (based on then-outstanding principal amounts of Notes at the time of such determination) of the Secured Parties.

(i) “Necessary Endorsement” shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as defined below) may reasonably request.

(j) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Notes, the Subsidiary Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Notes, the Subsidiary Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(k) “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(l) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(m) “Qualified Financing” means any public or private issuance of Common Stock and/or Common Stock Equivalents with gross offering proceeds of not less than $1,500,000. For purposes of determining gross offering proceeds, the principal amount of any Notes tendered as payment for such Qualified Financing shall not be counted.

(n) “Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Warrants, including any Warrant Shares issuable upon exercise or conversion in full of all Warrants, ignoring any exercise limits set forth therein.

(o) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

(p) “Security Documents” shall mean any documents and filing required thereunder in order to grant the Secured Parties a first priority security interest in the assets of the Company and the Subsidiaries as provided in this Agreement, including all UCC-1 filing receipts.

(q) “Subscription Amount” means, as to each Secured Party, the aggregate amount to be paid for the Notes and Warrants purchased hereunder as specified below such Secured Party’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, and which shall be, in each case, 90% of the face principal amount of such Secured Party’s Note.

(r) “Subsidiary” means any subsidiary of the Company.

(s) “Subsidiary Guarantee” means the Subsidiary Guarantee, dated the date hereof, by each Subsidiary in favor of the Secured Parties, in the form of Exhibit C attached hereto.

(t) “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

(u) “Transaction Documents” means this Agreement, the Notes, the Warrants and the Subsidiary Guarantee.

(v)  “UCC” means the Uniform Commercial Code of the applicable jurisdiction and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

(w) “Warrants” means, collectively, the Common Stock purchase warrants, which shall be exercisable immediately and have a term of exercise equal to five years, in the form of Exhibit D attached hereto.

(x) “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2. Loan. Upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Secured Parties, severally and not jointly, agree to advance an aggregate of up to $1,275,000 in principal amount of Notes to the Company. Each Secured Party shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Secured Party’s Subscription Amount and the Company shall deliver to each Secured Party its respective Note and Warrant, and the Company and each Secured Party shall deliver the other items set forth below. Upon satisfaction of the conditions set forth in this Section 2, the closing (the “Closing”) shall occur at the offices of FWS or such other location as the parties shall mutually agree.

(a) Deliveries.

(i) On or prior to the Closing, the Company shall deliver or cause to be delivered to each Secured Party the following:

(A) this Agreement duly executed by the Company;

(B) a Note, in the form of Exhibit A attached hereto, with a principal amount equal to 111% of such Secured Party’s Subscription Amount, registered in the name of such Secured Party;

(C) a legal opinion of Company Counsel, in the form of Exhibit B attached hereto;

(D) the Subsidiary Guarantee duly executed by each of the Subsidiaries;

(E) all of the Security Documents duly executed by the parties thereto;

(F) evidence of the written consent of Sherleigh Associates Defined Benefit Pension Plan; Pequot Scout Fund, L.P.; Pequot Mariner Master Fund, L.P.; Pequot Navigator Offshore Fund, Inc.; Pequot Diversified Master Fund, Ltd.; and Premium Series PCC Limited Cell 33; to the transactions contemplated hereby; and

(G) a Warrant registered in the name of such Secured Party to purchase up to 2 shares of Common Stock for each $1 of principal amount of such Secured Party’s Note, with an exercise price equal to $0.38, subject to adjustment as set forth therein.

(ii) On the Closing Date, each Secured Party shall deliver or cause to be delivered to the Company the following:

(A) this Agreement duly executed by such Secured Party; and

(B) such Secured Party’s Subscription Amount by wire transfer to the account as specified in writing by the Company.

(b) Closing Conditions.

(i) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(A) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Secured Parties contained herein;

(B) all obligations, covenants and agreements of the Secured Parties required to be performed at or prior to the Closing shall have been performed; and

(C) the delivery by the Secured Parties of the items set forth in Section 2(a)(ii) of this Agreement.

(ii) The respective obligations of the Secured Parties hereunder in connection with the Closing are subject to the following conditions being met:

(A) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(B) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(C) the delivery by the Company of the items set forth in Section 2(a)(i) of this Agreement;

(D) there shall have been no occurrence which could have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or any Subsidiary’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) with respect to the Company since the date hereof; and

(E) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Secured Party, makes it impracticable or inadvisable to purchase the Notes at the Closing.

3. Grant of Perfected First Priority Security Interest. As an inducement for the Secured Parties to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a continuing and perfected security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).

4. Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Agent (as defined in Section 18) (a) any and all certificates and other instruments representing or evidencing the Pledged Securities and (b) any and all certificates and other instruments or documents representing any of the other Collateral which can only be perfected by possession, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to the Agent, or have previously delivered to Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

5.  Representations, Warranties, Covenants and Agreements of the Debtors. Each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)  The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens (as defined in the Notes). Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)  Except as set forth on Schedule B attached hereto or with respect to the Company’s line of credit with Bank of America, the Debtors are the sole owners of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interest. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d)  No written claim has been received that any Collateral or Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)  Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

(f)  This Agreement creates in favor of the Secured Parties a valid, security interest in the Collateral, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing UCC financing statements shall have been duly perfected. Except for the filing of the UCC financing statements referred to in the immediately following paragraph, the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 4, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Secured Parties hereunder.

(g)  Each Debtor hereby authorizes the Secured Parties, or any of them, to file one or more financing statements under the UCC, with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by them.

 (h)  The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. No consent (including, without limitation, from stockholders or creditors of any Debtor) is required for any Debtor to enter into and perform its obligations hereunder.

 (i)  The capital stock and other equity interests listed on Schedule H hereto represent all of the capital stock and other equity interests of the Guarantors, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens (as defined in the Note). The issuance and sale of the Notes will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Secured Parties) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(j)  Each Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Secured Parties, each Debtor will sign and deliver to the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Parties and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and each Debtor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(k)  No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business and sales of inventory by a Debtor in its ordinary course of business) without the prior written consent of a Majority in Interest.

(l) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(m) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled for non-payment of premium, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least ten (10) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within ten (10) days of notice from the insurer of such default. If no Event of Default (as defined in the Note) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor, provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent and, if received by such Debtor, shall be held in trust for and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(n)  Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a Material Adverse Effect on the value of the Collateral or on the Secured Parties’ security interest therein.

(o)  Each Debtor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral.

(p)  Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(q)  Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(r)  All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(s)  No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(t)  No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(u) Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in the first paragraph of this Agreement. Schedule D attached hereto sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(v)  (i) The actual name of each Debtor is the name set forth on the signature pages hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the signature pages hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E or as previously disclosed in the periodic reports filed on EDGAR with the Securities and Exchange Commission.

(w) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Agent.

(x) Upon the occurrence and during the continuance of any Event of Default, if there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Secured Parties, to be entered into and delivered to the Secured Parties at the request of the Agent.

(y)  To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Secured Parties in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance satisfactory to the Secured Parties.

(z) Each Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Secured Parties may reasonably request. Upon delivery of the foregoing to the Secured Parties, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(aa)  Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Notes.

(bb) Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Agent, the applicable Debtor shall deliver to Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(cc) In the event that, upon an occurrence of an Event of Default, Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Agent and allow the Transferee or Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

(dd) Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Parties may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(ee) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(ff) Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(gg) Schedule H hereto sets forth the expected use of proceeds from this financing.

(hh) The Company shall, by 8:30 a.m. (New York City time) on or before the 4th business day following the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. The Company and each Secured Party shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Secured Party shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Secured Party, or without the prior consent of each Secured Party, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

(ii) The Company and the Subsidiaries, severally and jointly, will indemnify and hold each Secured Party and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Secured Party (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Secured Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Secured Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Secured Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Secured Party may have with any such stockholder or any violations by the Secured Party of state or federal securities laws or any conduct by such Secured Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnified Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Indemnified Party under this Agreement (i) for any settlement by a Indemnified Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement or in the other Transaction Documents.

(jj) To the extent that the Company or any Subsidiary makes a payment or payments to any Secured Party pursuant to any Transaction Document or a Secured Party enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any Subsidiary, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(kk)To the extent it may lawfully do so, the Company and the Subsidiaries hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Secured Party in order to enforce any right or remedy under this Agreement or the Note. Notwithstanding any provision to the contrary contained in this Agreement or the Note, it is expressly agreed and provided that the total liability of the Company under this Agreement or the Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company or any Subsidiary may be obligated to pay under this Agreement or the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to this Agreement or the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Agreement or the Note from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or any Subsidiary to any Secured Party with respect to indebtedness evidenced by this Agreement or the Note, such excess shall be applied by such Secured Party to the unpaid principal balance of any such indebtedness or be refunded to the Company or any Subsidiary, the manner of handling such excess to be at such Secured Party’s election.

(ll) The Warrants are duly authorized and, upon the execution of this Agreement by a Secured Party will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Purchase Agreement. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the Required Minimum.

(mm) Based on the financial condition of the Company following its receipt of payment for the Notes, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(nn) At the Closing, the Company has agreed to reimburse Carter Securities, Inc. the non-accountable sum of $15,000, for its expenses, $5,000 of which has been previously paid. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

7.  Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Note) under the Note;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by any Debtor to observe or perform any of its obligations hereunder for ten (10) days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

8.  Duty To Hold In Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their initial purchases of Notes for application to the satisfaction of the Obligations (and if any Note is not outstanding, pro rata in proportion to the initial purchases of the remaining Notes).

(b) If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Agent subject to the terms of this Agreement as Collateral.

9.  Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties, acting through any agent appointed by them for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Parties shall have the following rights and powers:

(i) The Secured Parties shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to the Secured Parties, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Parties taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owners thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Secured Parties shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Parties may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Parties may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv) The Secured Parties shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Parties and to enforce the Debtors’ rights against such account debtors and obligors.

(v) The Secured Parties may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Parties or their designee.

(vi) The Secured Parties may (but are not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b) The Agent may comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 9 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

10.  Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Parties in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then outstanding principal amounts of Notes at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 15% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

11. Securities Law Provision. Each Debtor recognizes that Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of Secured Parties who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Agent) applicable to the sale of the Pledged Securities by Agent.

12.  Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Secured Parties might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Debtors will also, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

13.  Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

14.  Term of Agreement. The Security Interest shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged.

15.  Power of Attorney; Further Assurances.

(a)  Each Debtor authorizes the Secured Parties, and does hereby make, constitute and appoint the Secured Parties and their respective officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the various Secured Parties or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Parties, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Parties deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)  On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)  Each Debtor hereby irrevocably appoints the Secured Parties as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Secured Parties’ discretion, to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Parties. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16.  Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Notes.

17.  Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18. Appointment of Agent. The Secured Parties hereby appoint Anthony Polak to act as their agent (“Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest shall appoint a new Agent, provided that Anthony Polak may not be removed as Agent unless Agent shall then hold less than $50,000 in principal amount of Notes. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19. Representations and Warranties of the Secured Parties. Each Secured Party hereby, for itself and for no other Secured Party, represents and warrants as of the date hereof to the Company as follows:

(a) Authority. The execution, delivery and performance by such Secured Party of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Secured Party. This Agreement has been duly executed by such Secured Party, and when delivered by such Secured Party in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Secured Party, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Secured Party understands that the Warrants are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Warrant as principal for its own account and not with a view to or for distributing or reselling such Warrants or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing the Warrant in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Warrants (this representation and warranty not limiting such Secured Party’s right to sell the Warrant Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Secured Party is acquiring the Warrants hereunder in the ordinary course of its business. Such Secured Party does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Warrants or Warrant Shares.

(c) Secured Party Status. Such Secured Party is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such Secured Party is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation. Such Secured Party is not acquiring the Notes or Warrants as a result of any advertisement, article, notice or other communication regarding the Notes or Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

20. Right to Exchange for Qualified Financing. Each Secured Party shall have the right, but not the obligation, to purchase the securities offered by the Company in its next Qualified Financing by delivering such Secured Party’s Note to the Company (together with any subscription documents which may be otherwise necessary to participate in such Qualified Financing) as payment in full for such subscription, at the face principal amount of such Secured Party’s Note. The Company shall provide each Secured Party with not less than 7 business days’ written notice of such Qualified Financing, and the material terms thereof.

21.  Miscellaneous.

(a)  No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)  All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d)  In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e)  No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)  This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)  Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(i)  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(j) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k) Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(l) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

(m) The obligations of each Secured Party under this Agreement are several and not joint with the obligations of any other Secured Party, and no Secured Party shall be responsible in any way for the performance of the obligations of any other Secured Party under this Agreement. Nothing contained herein or in this Agreement, and no action taken by any Secured Party pursuant thereto, shall be deemed to constitute the Secured Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Secured Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Secured Party shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Secured Party to be joined as an additional party in any proceeding for such purpose. Each Secured Party has been represented by its own separate legal counsel in their review and negotiation of this Agreement. For reasons of administrative convenience only, Secured Parties and their respective counsel have chosen to communicate with the Company through FWS. FWS does not represent all of the Secured Parties but only Carter Securities, Inc. The Company has elected to provide all Secured Parties with the same terms under this Agreement for the convenience of the Company and not because it was required or requested to do so by the Secured Parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed on the day and year first above written.

ADUROMED INDUSTRIES, INC., a Delaware corporation
By: /s/ Kevin T. Dunphy
Name: Kevin T. Dunphy Title: Treasurer and Chief Financial Officer
Address for Notice: 3 Trowbridge Drive Bethel, CT 06801

ADUROMED CORPORATION, a Delaware corporation
By: /s/ Kevin T. Dunphy
Name: Kevin T. Dunphy Title: Treasurer and Chief Financial Officer
Address for Notice: 3 Trowbridge Drive Bethel, CT 06801

[SIGNATURE PAGE OF SECURED PARTIES TO FOLLOW]

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Norton F. Hight

Signature of Authorized Signatory of Investing entity: /s/ Norton F. Hight

Name of Authorized Signatory: Norton F. Hight

Title of Authorized Signatory: __________________________

Address for Notice:	118 E. 60th Street, #23C New York, New York 10022

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Randall Hight

Signature of Authorized Signatory of Investing entity: /s/ Randall Hight

Name of Authorized Signatory: Randall Hight

Title of Authorized Signatory: __________________________

Address for Notice: c/o Maxim Group attn:	Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Marc Engelbert

Signature of Authorized Signatory of Investing entity: /s/ Marc Engelbert

Name of Authorized Signatory: Marc Engelbert

Title of Authorized Signatory: __________________________

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Double U Master Fund LP

Signature of Authorized Signatory of Investing entity: /s/ Sheldon S. Traube

Name of Authorized Signatory: Sheldon S. Traube

Title of Authorized Signatory: Navigator Management Ltd

Address for Notice:	Beacon Capital Management Harbour House, Waterfront Drive, PO Box 972 Road Town, Tortola, British Virgin Islands

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $45,000

Warrants: 100,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Domaco Venture Capital Fund

Signature of Authorized Signatory of Investing entity: /s/ Jack Polak

Name of Authorized Signatory: Jack Polak

Title of Authorized Signatory: General Partner

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $45,000

Warrants: 100,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: J. Polak, Trustee, C. Polak, Trustee, C. Polak #1, Trustee

Signature of Authorized Signatory of Investing entity: /s/ Jack Polak

Name of Authorized Signatory: Jack Polak

Title of Authorized Signatory: Trustee

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Equity Interest, Inc.

Signature of Authorized Signatory of Investing entity: /s/ Jack Polak

Name of Authorized Signatory: Jack Polak

Title of Authorized Signatory: ______________________

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Robert and Sandra Shapiro, jt ten

Signature of Authorized Signatory of Investing entity: /s/ Sandra Shapiro

Name of Authorized Signatory: Sandra Shapiro

Title of Authorized Signatory: __________________________

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Edward Moss and Adena Moss jt ten

Signature of Authorized Signatory of Investing entity: /s/ Edward Moss and Adena Moss

Name of Authorized Signatory: Edward Moss and Adena Moss

Title of Authorized Signatory: __________________________

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Suellyn Tornay

Signature of Authorized Signatory of Investing entity: /s/ Suellyn Tornay

Name of Authorized Signatory: Suellyn Tornay

Title of Authorized Signatory: __________________________

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

1

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Maura Kelly

Signature of Authorized Signatory of Investing entity: /s/ Maura Kelly

Name of Authorized Signatory: Maura Kelly

Title of Authorized Signatory: __________________________

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

1

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: John Gross

Signature of Authorized Signatory of Investing entity: /s/ John Gross

Name of Authorized Signatory: John Gross

Title of Authorized Signatory: __________________________

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

2

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Anthony G. Polak

Signature of Authorized Signatory of Investing entity: /s/ Anthony G. Polak

Name of Authorized Signatory: Anthony G. Polak

Title of Authorized Signatory: __________________________

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $45,000

Warrants: 100,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

3

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Frederick B. Polak

Signature of Authorized Signatory of Investing entity: /s/ Frederick B. Polak

Name of Authorized Signatory: Frederick B. Polak

Title of Authorized Signatory: __________________________

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $67,500

Warrants: 150,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

4

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: IRA FBO Ronald M. Lazar, Pershing LLC as Custodian

Signature of Authorized Signatory of Investing entity: /s/ Ronald M. Lazar

Name of Authorized Signatory: Ronald M. Lazar

Title of Authorized Signatory: Custodian

Address for Notice:	200 Winston Drive, #2614 Cliffside Park, NJ 07010

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

5

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: RL Capital Partners

Signature of Authorized Signatory of Investing entity: /s/ Ronald M. Lazar

Name of Authorized Signatory: Ronald M. Lazar

Title of Authorized Signatory: Managing Partner

Address for Notice:	Maxim Group 405 Lexington Avenue, 2nd Floor New York, NY 10174

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $180,000

Warrants: 400,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

6

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Heller Capital Investments

Signature of Authorized Signatory of Investing entity: /s/ Ronald I. Heller

Name of Authorized Signatory: Ronald I. Heller

Title of Authorized Signatory: CIO

Address for Notice:	700 East Palisade Avenue Englewood Cliffs, NJ 07632

Address for Delivery of Note (if different from address for notice):

Subscription Amount: $495,000

Warrants: 1,100,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

7

[SIGNATURE PAGE OF SECURED PARTIES TO ADRM LSA]

Name of Investing Entity: Barbara Scharf

Signature of Authorized Signatory of Investing entity: /s/ Barbara Scharf

Name of Authorized Signatory: Barbara Scharf

Title of Authorized Signatory: __________________________

Address for Notice:	c/o Maxim Group attn: Tony Polak 405 Lexington Avenue, New York, NY 10174

Address for Delivery of Note (if different from address for notice):

8 Condy Lane Rye Brook, New York, NY 10573

Subscription Amount: $22,500

Warrants: 50,000

Please check here to receive a Warrant that does NOT include the limitation on exercise contained in Section 2(c) of the Warrant /___/

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

8

ANNEX A
to
SECURITY
AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Loan and Security Agreement dated as of June 27, 2007 made by
Aduromed Industries, Inc.
and its subsidiaries party thereto from time to time, as Debtors to and in favor of
the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:

Date:

ANNEX B
to
LOAN AND SECURITY
AGREEMENT

THE AGENT

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Loan and Security Agreement to which this Annex B is attached (the "Agreement")), by their acceptance of the benefits of the Agreement, hereby designate Anthony Polak (“Agent”) as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful conduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. The Agent shall not be obligated to consult with or receive any consent from any other Secured Party in connection with any action taken by the Agent under the Transaction Documents. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it.

6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. Resignation by the Agent.

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.